Exhibit 21


                         SUBSIDIARIES  OF  THE  REGISTRANT



                                State  or  Other
                                Jurisdiction  of
Name  of                        Incorporation                  Percent
Subsidiary                      or Organization                 Owned
------------------------------  -----------------------------  --------


High  Worth  Holdings,  Ltd.    British  Virgin  Islands        100

CBR  Finance  (B.V.I)  Ltd.     British  Virgin  Islands        100

March  International  Group     British  Virgin  Islands        100
  Ltd.

Zhaoqing  Blue  Ribbon  High    Sino-foreign  joint  venture    60  (1)
  Worth  Brewery,  Ltd.

Zhaoqing  Brewery               People's  Republic  of  China   60  (1)

Zhaoqing  Blue  Ribbon          Sino-foreign  joint  venture    24  (1)
  Brewery  Noble,  Ltd.

Zhaoqing  Blue  Ribbon  Beer    People's  Republic  of  China   42  (1)
  Marketing  Company  Limited

Zao  Yang  Blue  Ribbon  High   People's  Republic  of  China   33  (1)
  Worth  Brewery  Ltd.

Sichuan  Blue  Ribbon  Brewery  Sino-foreign  joint  venture     9  (1)
  High  Worth  Ltd.

Jilin  Lianli  (CBR)  Brewing   Sino-foreign  joint  venture    51  (1)
  Company  Ltd.

--------------------------

(1)     Represents  the  Company's  effective  interest.